UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2007

UTAH URANIUM CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

0-50915

(Commission File Number)

98-0343710

(I.R.S. Employer Identification Number)

11850 South Highway 191, Unit B-9

Moab, UT 84532

(Address of principal executive offices, including zip code)

(435) 259-0460

(Registrant's telephone Number, including area code)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Solicitating material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers;

Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective June 20, 2007, Donald O. Miller was appointed a director of the Corporation.

Mr. Miller has 35 years in the mining industry in senior management positions working for seven mining and natural resource companies in 14 countries on 5 continents. He has extensive experience in startups and rapid growth companies in uranium (Anaconda Mining); gold and silver (Newmont Mining, Getchell Gold, Apollo Gold); zinc and lead (Apollo Gold); coal (ARCO Coal, Cyprus Coal); copper (Anaconda Mining, Cyprus Copper); moly (Anaconda Mining, Cyprus Minerals); talc (Cyprus Talc); lithium (Cyprus Minerals); and oil & gas (ARCO). He has consulted in organizational design and management development for 20 companies in North and South America, specializing in mergers and acquisitions and labor relations matters. Mr. Miller completed his undergraduate work in Business (B.S. degree) at the University of Arizona, attended the Penn State University Executive Management program and received an MBA with finance emphasis from the University of Phoenix.

The are no material agreements or relationships which would be required to be disclosed herein.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTAH URANIUM CORP.

Per: /s/ Peter Dickie

Peter Dickie

President and Director